SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2011

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                                              Entry Into a Material Definitive Agreement.

On July 14, 2011, Corgenix Medical Corporation (the “Company”) entered into a Revolving Credit and Security Agreement (the “Loan Agreement”) with LSQ Funding Group, L.C., a Florida limited liability company (the “Lender”).

Pursuant to the terms of the Loan Agreement, Lender is providing a line of credit (the “Line”) to the Company under which the Lender agrees to make loans to the Company in the maximum principal amount outstanding at any time of $1,500,000.  The maximum amount of the loans under the Line shall also be governed by a borrowing base equal to 85% of Eligible Accounts plus 50% of Eligible Inventory, with certain limits and exclusions more fully set forth in the Loan Agreement.  The proceeds of the initial loans under the Line will be used to repay all loans and other amounts payable by the Company to Summit Financial Resources, L.P. in the aggregate amount of $732,894.41.

Interest accrues on the average outstanding principal amount of the loans under the Line at a rate equal to 0.043% per day.

Loans under the Line may be repaid and such repaid amounts reborrowed until the maturity date.  Unless terminated by the Company or accelerated by the Lender in accordance with the terms of the Loan Agreement, the Line will terminate and all loans thereunder must be repaid on July 14, 2013.

The Loan Agreement contains certain representations, warranties, covenants and events of default typical in financings of this type, including, for example, limitations on additional debt and investments and limitations on the sale of additional equity in the Company or other changes in the ownership of the Company.  Please refer to the Loan Agreement for all such representations, warranties, covenants and events of default.

In addition, pursuant to the terms of the Loan Agreement, the Company grants to the Lender a security interest in all of the Company’s personal property to secure the repayment of the loans under the Line and all other obligations of the Company to the Lender, whether under the Loan Agreement or otherwise.

The Company has used the money it received under the Loan Agreement and the Line to payoff its outstanding debt obligations to Summit Financial Resources, L.P. (“Summit”), which totaled $732,894 as of July 14, 2011, the date of payment.  Such payment resulted in the indebtedness and obligations owing from the Company to Summit being terminated and satisfied in full.

ITEM 9.01                                                              Financial Statements and Exhibits.

a) Not applicable.

b) Not applicable.

c) Not applicable.

d) Exhibits:

Exhibit
Number	Description of Exhibit

10.1*	Revolving Credit and Security Agreement between Corgenix Medical Corporation and LSQ Funding Group, L.C.

10.2*	Revolving Promissory Note executed by Corgenix Medical Corporation.

*Filed Herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2011	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglas T. Simpson
Douglass T. Simpson
President and Chief Executive Officer